Exhibit 99.1

NEWS RELEASE

For Immediate Release
October 18, 2006

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Increased Third Quarter Earnings

Charleston, West Virginia - City Holding Company, “the Company” (NASDAQ:CHCO), a $2.5 billion bank holding company headquartered in Charleston, today announced net income for the third quarter of $13.6 million, or diluted earnings per share of $0.77 compared to $13.2 million, or $0.72 per diluted share in the third quarter of 2005, a 6.9% increase. For the third quarter of 2006, the Company achieved a return on assets of 2.17%, a return on equity of 18.6%, a net interest margin of 4.51%, and an efficiency ratio of 42.4%. This compares with a return on assets of 2.09%, a return on equity of 18.2%, net interest margin of 4.51%, and an efficiency ratio of 45.9% for the comparable period of 2005.

The increase in net income included an increase in non-interest income of $1.8 million. During the third quarter of 2006, a gain of $3.6 million from the Company’s sale of its credit card portfolio was offset by $2.1 million of realized investment losses. This net income was further reduced by a $0.6 million increase in the provision for loan losses.

Charles Hageboeck, Chief Executive Officer and President, stated, “City Holding Company is one of the best performing banks in the industry based on profitability, the net interest margin, efficiency ratio and asset quality. The Company increased its’ earnings per share in the third quarter of 2006 as compared to the third quarter of 2005 despite the impact of a $0.6 million increase in the provision for loan losses in the third quarter of 2006 and a decrease of over $700,000 in interest income associated with previously securitized loans (whose balances decreased 47%). The sale of the credit card portfolio allowed the Company to immediately create shareholder value and continue to focus on our strategic businesses which leverage our ability to build strong customer relationships across all of our product lines. The realized securities losses reflect the implementation of a strategy to reposition the balance sheet by selling approximately $55 million of investment securities that were replaced with higher yielding investment securities in response to the decline in interest income as a result of the sale of the credit card portfolio. As compared to the prior year quarter ended September 30, 2005, profitability as measured by our return on assets was higher and our efficiency ratio was better. Loans and deposits both grew meaningfully in an economic environment that has been challenging for banks. Asset quality, as measured by non-performing assets, remained stable and at favorable levels as compared to many of our peers and our level of net charge-offs was low. The bank is extremely well capitalized and highly liquid. In summary, the Company is performing well against all measures.”

For the nine months ended September 30, 2006, City’s net income grew 8.2% to $40.2 million compared to $37.2 million in the first nine months of 2005. Diluted earnings per share grew 6.6% to $2.26 per share for the nine months ended September 30, 2006 as compared to $2.12 per share for the nine months ended September 30, 2005.

Net Interest Income

The Company’s tax equivalent net interest income was essentially flat from the third quarter of 2005 to the third quarter of 2006 as increased yields on interest earning assets were more than offset by increases in the rates paid on interest-bearing liabilities. Compared to the third quarter of 2005, interest income decreased $1.4 million due to volume (primarily related to previously securitized loans) that was offset by an increase of $1.3 million due to rates increases.

Interest income on earning assets increased by $3.8 million, driven primarily by an increase in interest income on loans of $3.7 million despite a decrease of $0.7 million in interest income from previously securitized loans from the third quarter of 2005. The decrease in interest income from previously securitized loans was related to the continued decline in the average balance of these loans from $38.4 million for the quarter ended September 30, 2005, to $20.3 million for the quarter ended September 30, 2006. However, this reduction in average outstanding balances was partially mitigated as the yield on these loans rose from an average of 30.1% for the third quarter of 2005 to 43.2% for the third quarter of 2006 (see Previously Securitized Loans section for further discussion). The yield for the immediately preceding quarter was 41.9%. Interest income on all other loans (commercial, residential, home equity, and consumer) increased by $4.4 million as the average yield on these loans increased by 80 basis points and the average balance on outstanding loans increased by $68.7 million (excluding previously securitized loans). Additionally, interest income from loans was impacted by the sale of the Company’s credit card portfolio which reduced interest income by $0.4 million from the third quarter of 2005.

Offsetting the increase in interest income on earning assets was an increase in interest expense on deposits of $3.3 million due primarily to an 87 basis point increase in the rates paid on interest bearing deposits from the third quarter of 2005. In addition, increases in average outstanding deposit balances of $87 million, or 5.6%, drove up interest expense by $0.7 million. The increase in rates and balances was primarily associated with time deposits, which experienced an increase of 107 basis points while outstanding time deposit balances grew $105 million as compared to the third quarter of 2005.

The net interest margin was 4.51% for the quarters ended September 30, 2006 and 2005 and 4.58% during the quarter ended June 30, 2006. The decrease in the net interest margin between the second quarter of 2006 and the third quarter of 2006 can primarily be attributed to lower balances on previously securitized loans and the sale of the credit card portfolio during the third quarter.

Credit Quality

At September 30, 2006, the Allowance for Loan Losses (“ALLL”) was $15.6 million or 0.92% of total loans outstanding and 408% of non-performing loans compared to $17.8 million or 1.09% of loans outstanding and 487% of non-performing loans at September 30, 2005. The ratio of the allowance to loans outstanding and non-performing loans was improved by the sale of the Company’s credit card portfolio in the third quarter of 2006 impacted. As a result of the Company’s quarterly analysis of the adequacy of the ALLL, the Company recorded a provision for loan losses of $1.2 million in the third quarter of 2006 versus $0.6 million in the third quarter of 2005. The provision for loan losses also increased by $0.5 million from $0.7 million in the second quarter of 2006 primarily due to recent trends in the Company’s commercial portfolio and recent credit trends in the national housing market. Changes in the amount of the provision and related allowance are based upon City’s detailed methodology and are directionally consistent with changes in the quality of the Company’s loan portfolio.

The Company had net charge-offs of $0.9 million for the third quarter of 2006, with depository accounts representing $0.6 million of this total. While charge-offs on depository accounts are appropriately taken against the ALLL, the revenue associated with depository accounts is reflected in service charges and has been steadily growing as the core base of checking accounts has grown. Net charge-offs on commercial and real estate loans were $0.2 million and $0.1 million, respectively, while installment loans experienced no net charge-offs for the quarter ended September 30, 2006. Over the last 5 quarters, the Company has experienced annualized net charge-offs for commercial loans, commercial real estate loans, consumer loans, home equity loans, and residential mortgages of 0.08%; 0.07%; 0.13%; 0.28%; and 0.11%, respectively.

At September 30, 2006, non-performing assets as a percentage of loans and other real estate owned (OREO) were 0.25%. The ratio of non-performing assets as a percentage of loans and OREO over the last 5 quarters has ranged from 0.23% to 0.27%. Average non-performing assets as a percentage of loans and other real estate owned for the Company’s peer group (bank holding companies with total assets between $1 billion and $5 billion) for the most recently reported quarter ended June 30, 2006, were 0.67%. A factor that has enabled the Company to maintain its’ allowance at lower levels than peers is the composition of the Company’s loan portfolio, which is weighted more heavily toward residential mortgage loans and less toward non-real estate secured commercial loans than its’ peers. Additionally, the Company sold its credit card portfolio of approximately $11.5 million to Elan Financial Services (“Elan”), a wholly owned subsidiary of U.S. Bancorp, during the third quarter of 2006. As a result, the Company’s ALLL as a percentage of loans outstanding is 0.92% at September 30, 2006, compared to the average of the Company’s peer group of 1.20% for the most recently reported quarter. Excluding the amount attributable to the credit card portfolio, the ALLL was 0.96% at December 31, 2005. The Company believes its’ methodology for determining the adequacy of its’ ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision for loan losses that is directionally consistent with changes in asset quality and loss experience.

Non-interest Income

Net of investment securities losses and the gain from the sale of the Company’s retail credit card portfolio, non-interest income increased $0.3 million, or 2.0%, to $13.3 million in the third quarter of 2006 as compared to $13.0 million in the third quarter of 2005. The largest source of non-interest income is service charges from depository accounts, which increased $0.4 million, or 3.8%, from $10.4 million during the third quarter of 2005 to $10.8 million during the third quarter of 2006. This increase is due to an increase in the utilization of services by the Company’s expanding customer base. On a year-to-date basis, non-interest income increased $2.6 million, or 7.1%, exclusive of securities gains/losses and the gain from the retail credit card portfolio sale, primarily due to increases in service charges revenues.

Non-interest Expenses

Non-interest expenses increased $0.2 million, or 1.1%, from $17.9 million in the third quarter of 2005 to $18.1 million in the third quarter of 2006. During the quarter, the Company incurred a $0.4 million charge related to the redemption of $3.5 million of the Company’s trust preferred securities. For the nine months ended September 30, 2006, the increase in non-interest expenses of $2.4 million, is primarily attributable to increased compensation expenses and other miscellaneous non-interest expenses related to the Company’s acquisition of Classic Bancshares, Inc. during the second quarter of 2005 and $0.7 million charges associated with the redemption of $6.0 million of the Company’s trust preferred securities.

The Company’s efficiency ratio improved from 45.9% for the quarter ended September 30, 2005 to 42.4% for the quarter ended September 30, 2006, reflecting ongoing strength in managing expenses while increasing revenues. The average efficiency ratio for the Company’s peer group for the most recently reported quarter ended June 30, 2006, was 58.7%. For the nine months ended September 30, 2006, the efficiency ratio improved to 43.9% from 46.7% for the nine months ended September 30, 2005.

Balance Sheet Trends

As compared to December 31, 2005, loans have increased $84.4 million at September 30, 2006 with increases in commercial loans of $84.3 million, home equity loans of $16.9 million and residential real estate loans of $12.3 million. These increases were partially offset by decreases in previously securitized loans of $11.7 million (see discussion below) and installment loans of $17.4 million, due primarily to the sale of the Company’s retail credit card portfolio. While commercial loan growth has been strong for the first nine months of 2006, the Company expects declines during the fourth quarter due to the expected loss of its largest commercial relationship. Between 2002 and 2006 the Company’s outstanding balances with this customer increased from $4 million to over $30 million as the customer’s business has grown. Due to the growing demands of the customer’s business, and the Company’s legal lending limitations, the Company has determined that it can no longer satisfactorily meet all of the customer’s needs. It should be noted that the Company has no other customers with outstanding loan balances exceeding $15 million. The Company’s credit risk management system is designed to serve customers in our target market while maintaining asset quality and protecting shareholder value.

Total average depository balances increased $68.8 million, or 14.4% on an annualized basis, from the quarter ended December 31, 2005 to the quarter ended September 30, 2006. This growth was primarily in time deposits, which have increased $88.3 million from the quarter ended December 31, 2005.

Previously Securitized Loans

At September 30, 2006, the Company reported “Previously Securitized Loans” of $18.5 million compared to $35.6 million and $30.3 million at September 30, 2005 and December 31, 2005, respectively, representing a decrease of 48.0% and 38.8%, respectively.

Because the carrying value of the previously securitized loans incorporates discounts for expected prepayment and default rates, the carrying value of the loans is generally less than the contractual outstanding balance of the loans. As of September 30, 2006, the contractual outstanding balances of the mortgages securitized were $36.3 million while the carrying value of these assets was $18.5 million. The difference between the carrying value and the contractual payments of the previously securitized loans is accreted into interest income over the life of the loans.

The yield on the previously securitized loans was 43.2% for the quarter ended September 30, 2006, compared to 41.9% for the quarter ended June 30, 2006, and 30.1% for the quarter ended September 30, 2005. The yield on the previously securitized loans has increased due to improved cash flows from net default rates being less than previously estimated. The lower net default rates resulted from the Company’s assumption of the servicing of all of the pool balances during the second quarter of 2005. This favorably impacted the yield on the previously securitized loans by eliminating the servicing fees previously being paid to the external servicing agent and increased internal collection efforts that have resulted in enhanced levels of recoveries on previously charged-off loans. Subsequent to our assumption of the servicing of these loans, the Company has averaged net recoveries of approximately $400,000 per month. The Company does not believe that continued net recoveries at this rate can be sustained indefinitely. As a result of these net recoveries, which are accreted into income over the remaining expected life of the loans, together with the improvements associated with lower servicing costs, the Company now projects that the yield on these loans will be in the range of 44-46%.

Capitalization and Liquidity

One of the Company’s strengths is that it is highly profitable while maintaining strong liquidity and capital. With respect to liquidity, the Company’s loan to deposit ratio was 85.7% and the loan to asset ratio was 67.1% at September 30, 2006. The Company maintained investment securities totaling 20.6% of assets as of this date. Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 42.4% of assets at September 30, 2006. Time deposits fund 35.9% of assets at September 30, 2006, but very few of these deposits are in accounts that have balances of more than $150,000, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. Capitalization (as measured by average equity to average assets) was 11.7% for the quarter ended September 30, 2006 as a result of the Company’s strong earnings. With respect to regulatory capital, at September 30, 2006, the Company’s Leverage Ratio is 10.81%, the Tier I Capital ratio is 14.99%, and the Total Risk-Based Capital ratio is 15.87%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

The Company’s tangible equity ratio was 9.7% at September 30, 2006 compared with a tangible equity ratio of 9.5% at December 31, 2005 and 9.3% at September 30, 2005. During the nine months ended September 30, 2006, the Company has repurchased 590,053 common shares at a weighted average price of $36.07 as part of a one million share repurchase plan authorized by the Board of Directors in June 2005. Due to the Company’s strong earnings, the Company was able to both repurchase these shares and increase its’ tangible equity ratio.

As a result of repurchases completed in 2006, the Company’s average outstanding shares decreased 367,000 shares during the year, providing the Company’s shareholders increased earnings capacity as shares repurchased improve earnings per share on the remaining shares outstanding. The Company has 204,847 shares remaining for repurchase under the plan approved by the Board of Directors in June 2005. The repurchase of 590,053 shares during 2006 represents 3.3% of total shares outstanding as of December 31, 2005.

City Holding Company is the parent company of City National Bank of West Virginia. City National operates 67 branches across West Virginia, Eastern Kentucky and Southern Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on previously securitized loans that would result in impairment losses or lower the yield on such loans; (4) the Company may continue to benefit from strong recovery efforts on previously securitized loans resulting in improved yields on these assets; (5) the Company could have adverse legal actions of a material nature; (6) the Company may face competitive loss of customers; (7) the Company may be unable to manage its’ expense levels; (8) the Company may have difficulty retaining key employees; (9) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (10) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (11) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; and (12) the Company may experience difficulties growing loan and deposit balances.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended
	Sept 30	Sept 30	Percent
	2006	2005	Change
Earnings ($000s, except per share data):
Net Interest Income (FTE)	$25,750	$25,893	(0.55)%
Net Income	13,620	13,172	3.40%
Earnings per Basic Share	0.78	0.73	6.85%
Earnings per Diluted Share	0.77	0.72	6.94%
Key Ratios (percent):
Return on Average Assets	2.17%	2.09%	3.65%
Return on Average Equity	18.56%	18.23%	1.82%
Net Interest Margin	4.51%	4.51%	(0.01)%
Efficiency Ratio	42.39%	45.92%	(7.69)%
Average Shareholders' Equity to Average Assets	11.67%	11.47%	1.77%

Risk-Based Capital Ratios (a):
Tier I	14.99%	14.94%	0.34%
Total	15.87%	15.95%	(0.50)%

Average Tangible Equity to Average Tangible Assets	9.69%	9.42%	2.92%
Common Stock Data:
Cash Dividends Declared per Share	$0.28	$0.25	12.00%
Book Value per Share	16.99	15.98	6.28%
Tangible Book Value per Share	13.63	12.70	7.32%
Market Value per Share:
High	40.19	39.21	2.50%
Low	35.42	34.69	2.10%
End of Period	39.87	35.73	11.59%

Price/Earnings Ratio (b)	12.78	12.24	4.43%
	Nine Months Ended
	Sept 30	Sept 30	Percent
	2006	2005	Change
Earnings ($000s, except per share data):
Net Interest Income (FTE)	$78,025	$72,253	7.99%
Net Income	40,247	37,199	8.19%
Earnings per Basic Share	2.27	2.15	5.58%
Earnings per Diluted Share	2.26	2.12	6.60%
Key Ratios (percent):
Return on Average Assets	2.13%	2.09%	1.87%
Return on Average Equity	18.25%	19.50%	(6.42)%
Net Interest Margin	4.60%	4.46%	3.01%
Efficiency Ratio	43.88%	46.69%	(6.03)%
Average Shareholders' Equity to Average Assets	11.68%	10.73%	8.85%
Common Stock Data:
Cash Dividends Declared per Share	$0.84	$0.75	12.00%
Market Value per Share:
High	40.19	39.21	2.50%
Low	34.53	27.57	25.24%

(a) September 30, 2006 risk-based capital ratios are estimated.
(b) September 30, 2006 price/earnings ratio computed based on annualized third quarter 2006 earnings.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Book Value and Market Price Range per Share
					Market Price
	Book Value per Share				Range per Share
	March 31	June 30	September 30	December 31	Low	High

2002	$8.92	$9.40	$9.64	$9.93	$12.04	$30.20
2003	10.10	10.74	11.03	11.46	25.50	37.15
2004	12.09	11.89	12.70	13.03	27.30	37.58
2005	13.20	15.56	15.99	16.14	27.57	39.21
2006	16.17	16.17	16.99		34.53	40.19
Earnings per Basic Share
	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2002	$0.38	$0.45	$0.53	$0.56	$1.92
2003	0.56	0.73	0.69	0.64	2.62
2004	0.66	0.80	0.66	0.67	2.79
2005	0.70	0.72	0.73	0.72	2.87
2006	0.71	0.78	0.78		2.27
Earnings per Diluted Share
	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2002	$0.38	$0.45	$0.52	$0.55	$1.90
2003	0.55	0.72	0.68	0.63	2.58
2004	0.65	0.79	0.65	0.66	2.75
2005	0.69	0.71	0.72	0.72	2.84
2006	0.71	0.77	0.77		2.26

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)
	Three Months Ended September 30,
	2006	2005
Interest Income
Interest and fees on loans	$31,774	$28,083
Interest on investment securities:
Taxable	6,870	7,288
Tax-exempt	437	508
Interest on loans held for sale	122	-
Interest on deposits in depository institutions	452	31
Interest on federal funds sold	92	-
Total Interest Income	39,747	35,910

Interest Expense
Interest on deposits	11,782	7,763
Interest on short-term borrowings	1,343	956
Interest on long-term debt	1,108	1,571
Total Interest Expense	14,233	10,290
Net Interest Income	25,514	25,620
Provision for loan losses	1,225	600
Net Interest Income After Provision for Loan Losses	24,289	25,020

Non-Interest Income
Investment securities (losses) gains	(2,067)	5
Service charges	10,833	10,433
Insurance commissions	526	595
Trust and investment management fee income	572	468
Bank owned life insurance	561	552
Gain on sale of credit card portfolio	3,563	-
Other income	778	959
Total Non-Interest Income	14,766	13,012

Non-Interest Expense
Salaries and employee benefits	8,733	8,739
Occupancy and equipment	1,602	1,687
Depreciation	1,061	1,096
Professional fees and litigation expense	379	456
Postage, delivery, and statement mailings	765	670
Advertising	810	764
Telecommunications	498	702
Bankcard expenses	485	512
Insurance and regulatory	384	385
Office supplies	417	327
Repossessed asset losses (gains), net of expenses	20	(35)
Loss on early extinguishment of debt	379	-
Other expenses	2,600	2,619
Total Non-Interest Expense	18,133	17,922
Income Before Income Taxes	20,922	20,110
Income tax expense	7,302	6,938
Net Income	$13,620	$13,172

Basic earnings per share	$0.78	$0.73
Diluted earnings per share	$0.77	$0.72
Average Common Shares Outstanding:
Basic	17,557	18,052
Diluted	17,619	18,238

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)	Nine Months Ended September 30,
	2006	2005
Interest Income
Interest and fees on loans	$91,788	$74,796
Interest on investment securities:
Taxable	21,618	22,616
Tax-exempt	1,359	1,390
Interest on loans held for sale	322	-
Interest on deposits in depository institutions	1,018	73
Interest on federal funds sold	92	4
Total Interest Income	116,197	98,879

Interest Expense
Interest on deposits	31,503	20,236
Interest on short-term borrowings	3,795	2,320
Interest on long-term debt	3,607	4,818
Total Interest Expense	38,905	27,374
Net Interest Income	77,292	71,505
Provision for loan losses	2,900	600
Net Interest Income After Provision for Loan Losses	74,392	70,905

Non-Interest Income
Investment securities (losses) gains	(2,067)	26
Service charges	31,597	28,561
Insurance commissions	1,661	1,732
Trust and investment management fee income	1,642	1,521
Bank owned life insurance	1,776	2,088
Gain on sale of credit card portfolio	3,563	-
Other income	2,445	2,626
Total Non-Interest Income	40,617	36,554

Non-Interest Expense
Salaries and employee benefits	26,129	25,063
Occupancy and equipment	4,825	4,726
Depreciation	3,182	3,034
Professional fees and litigation expense	1,345	1,535
Postage, delivery, and statement mailings	2,098	1,938
Advertising	2,339	2,231
Telecommunications	1,499	1,688
Bankcard expenses	1,486	1,597
Insurance and regulatory	1,153	1,116
Office supplies	1,171	805
Repossessed asset (gains), net of expenses	(105)	(50)
Loss on early extinguishment of debt	661	-
Other expenses	7,402	7,091
Total Non-Interest Expense	53,185	50,774
Income Before Income Taxes	61,824	56,685
Income tax expense	21,577	19,486
Net Income	$40,247	$37,199

Basic earnings per share	$2.27	$2.15
Diluted earnings per share	$2.26	$2.12
Average Common Shares Outstanding:
Basic	17,759	17,314
Diluted	17,817	17,514

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity
(Unaudited) ($ in 000s)
	Three Months Ended
	September 30, 2006	September 30, 2005

Balance at July 1	$284,120	$279,624

Net income	13,620	13,172
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	4,188	(333)
Change in unrealized gain on interest rate floors	1,465	(439)
Cash dividends declared ($0.28/share)	(4,916)	-
Cash dividends declared ($0.25/share)	-	(4,543)
Issuance of stock awards, net	284	-
Exercise of 7,928 stock options	228	-
Exercise of 224,341 stock options	-	4,158
Excess tax benefits on stock compensation	27	-
Purchase of 18,000 common shares of treasury	(689)	-
Purchase of 34,100 common shares of treasury	-	(1,207)
Balance at September 30	$298,327	$290,432

	Nine Months Ended
	September 30, 2006	September 30, 2005

Balance at January 1	$292,141	$216,080

Net income	40,247	37,199
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	277	(2,419)
Change in unrealized gain on interest rate floors	453	(543)
Cash dividends declared ($0.84/share)	(14,823)	-
Cash dividends declared ($0.75/share)	-	(13,194)
Issuance of 1,580,034 shares for acquisition of Classic Bancshares, net
108,173 owned and transferred to treasury	-	54,339
Issuance of stock awards, net	471	147
Exercise of 39,935 stock options	653	-
Exercise of 262,709 stock options	-	4,655
Excess tax benefits on stock compensation	222	-
Purchase of 590,053 common shares of treasury	(21,314)	-
Purchase of 173,876 common shares of treasury	-	(5,832)
Balance at September 30	$298,327	$290,432

CITY HOLDING COMPANY AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	Sept 30	June 30	March 31	Dec 31	Sept 30
	2006	2006	2006	2005	2005

Interest income	$39,747	$39,010	$37,441	$36,639	$35,910
Taxable equivalent adjustment	236	246	252	269	273
Interest income (FTE)	39,983	39,256	37,693	36,908	36,183
Interest expense	14,233	13,085	11,588	11,064	10,290
Net interest income	25,750	26,171	26,105	25,844	25,893
Provision for loan losses	1,225	675	1,000	800	600
Net interest income after provision
for loan losses	24,525	25,496	25,105	25,044	25,293

Noninterest income	14,766	13,463	12,389	13,537	13,012
Noninterest expense	18,133	17,555	17,497	18,339	17,922
Income before income taxes	21,158	21,404	19,997	20,242	20,383
Income tax expense	7,302	7,397	6,879	6,884	6,938
Taxable equivalent adjustment	236	246	252	269	273
Net income	$13,620	$13,761	$12,866	$13,089	$13,172

Basic earnings per share	$0.78	$0.78	$0.71	$0.72	$0.73
Diluted earnings per share	0.77	0.77	0.71	0.72	0.72
Cash dividends declared per share	0.28	0.28	0.28	0.25	0.25

Average Common Share (000s):
Outstanding	17,557	17,719	18,006	18,127	18,052
Diluted	17,619	17,772	18,067	18,211	18,238

Net Interest Margin	4.51%	4.58%	4.71%	4.55%	4.51%

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-Interest Income and Non-Interest Expense
(Unaudited) ($ in 000s)

	Quarter Ended
	Sept 30	June 30	March 31	Dec 31	Sept 30
	2006	2006	2006	2005	2005

Non-Interest Income:
Service charges	$10,833	$10,903	$9,862	$10,530	$10,433
Insurance commissions	526	521	614	620	595
Trust and investment management fee income	572	504	566	504	468
Bank owned life insurance	561	678	537	691	552
Other income	778	857	810	1,067	959
Subtotal	13,270	13,463	12,389	13,412	13,007
Investment security (losses) gains	(2,067)	-	-	125	5
Gain on sale of credit card portfolio	3,563	-	-	-	-
Total Non-Interest Income	$14,766	$13,463	$12,389	$13,537	$13,012

Non-Interest Expense:
Salaries and employee benefits	$8,733	$8,764	$8,632	$8,416	$8,739
Occupancy and equipment	1,602	1,624	1,599	1,569	1,687
Depreciation	1,061	1,071	1,050	1,062	1,096
Professional fees and litigation expense	379	571	395	486	456
Postage, delivery, and statement mailings	765	689	644	728	670
Advertising	810	755	774	710	764
Telecommunications	498	525	476	560	702
Bankcard expenses	485	458	543	540	512
Insurance and regulatory	384	381	388	380	385
Office supplies	417	372	383	388	327
Repossessed asset losses (gains), net of expenses	20	(129)	4	(28)	(35)
Loss on early extinguishment of debt	379	-	282	-	-
Other expenses	2,600	2,474	2,327	3,528	2,619
Total Non-Interest Expense	$18,133	$17,555	$17,497	$18,339	$17,922

Employees (Full Time Equivalent)	767	779	764	770	768
Branch Locations	67	67	66	67	67

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)
	September 30	December 31
	2006	2005
	(Unaudited)
Assets
Cash and due from banks	$51,460	$81,822
Interest-bearing deposits in depository institutions	35,800	4,451
Federal funds sold	15,000	-
Cash and cash equivalents	102,260	86,273

Investment securities available-for-sale, at fair value	465,752	549,966
Investment securities held-to-maturity, at amortized cost	53,791	55,397
Total investment securities	519,543	605,363

Gross loans	1,697,201	1,612,827
Allowance for loan losses	(15,557)	(16,790)
Net loans	1,681,644	1,596,037

Bank owned life insurance	54,619	52,969
Premises and equipment	43,545	42,542
Accrued interest receivable	12,934	13,134
Net deferred tax assets	26,308	27,929
Intangible assets	59,038	59,559
Other assets	27,665	18,791
Total Assets	$2,527,556	$2,502,597

Liabilities
Deposits:
Noninterest-bearing	$335,887	$376,076
Interest-bearing:
Demand deposits	420,613	437,639
Savings deposits	316,300	302,571
Time deposits	907,025	812,134
Total deposits	1,979,825	1,928,420
Short-term borrowings	135,960	152,255
Long-term debt	76,669	98,425
Other liabilities	36,775	31,356
Total Liabilities	2,229,229	2,210,456

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	-	-
Common stock, par value $2.50 per share: 50,000,000 shares authorized;
18,499,282 shares issued at September 30, 2006 and December 31, 2005
less 938,883 and 395,465 shares in treasury, respectively	46,249	46,249
Capital surplus	104,082	104,435
Retained earnings	186,171	160,747
Cost of common stock in treasury	(30,893)	(11,278)
Accumulated other comprehensive (loss) income:
Unrealized loss on securities available-for-sale	(4,562)	(4,839)
Unrealized gain on derivative instruments	453	-
Underfunded pension liability	(3,173)	(3,173)
Total Accumulated Other Comprehensive (Loss) Income	(7,282)	(8,012)
Total Stockholders' Equity	298,327	292,141
Total Liabilities and Stockholders' Equity	$2,527,556	$2,502,597

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	Sept 30	June 30	March 31	Dec 31	Sept 30
	2006	2006	2006	2005	2005

Residential real estate	$604,867	$601,097	$595,093	$592,521	$596,184
Home equity	318,666	313,301	304,559	301,728	306,448
Commercial, financial, and agriculture	713,933	668,581	643,269	629,670	621,345
Installment loans to individuals	41,215	42,307	54,287	58,652	63,134
Previously securitized loans	18,520	22,253	25,918	30,256	35,599
Gross Loans	$1,697,201	$1,647,539	$1,623,126	$1,612,827	$1,622,710

CITY HOLDING COMPANY AND SUBSIDIARIES
Previously Securitized Loans
(Unaudited) ($ in millions)
			Annualized	Effective
		December 31	Interest	Annualized
	Year Ended:	Balance (a)	Income (a)	Yield (a)

	2005	$30.3	$11.4	27%
	2006	16.8	9.4	42%
	2007	11.9	6.5	45%
	2008	9.1	4.8	45%
	2009	7.3	3.8	45%

(a)  2005 amounts are based on actual results.  2006 amounts are based on actual results through 9/30/06 and estimated amounts for the remainder of the year.  2007, 2008 and 2009 amounts are based on estimated amounts.

Note: The amounts reflected in the table above require management to make significant assumptions based on estimated future default, prepayment, and discount rates. Actual performance could be different from that assumed, which could result in the actual results being materially different from the amounts estimated above.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended September 30,
		2006			2005
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio:
Residential real estate	$601,686	$8,766	5.78%	$594,233	$8,396	5.61%
Home equity	315,341	6,389	8.04%	307,302	4,894	6.32%
Commercial, financial, and agriculture	682,793	13,196	7.67%	607,033	10,118	6.61%
Installment loans to individuals	42,848	1,219	11.29%	65,408	1,760	10.68%
Previously securitized loans	20,261	2,205	43.18%	38,368	2,915	30.14%
Total loans	1,662,929	31,775	7.58%	1,612,344	28,083	6.91%
Securities:
Taxable	512,083	6,870	5.32%	610,142	7,288	4.74%
Tax-exempt	40,815	673	6.54%	48,709	781	6.36%
Total securities	552,898	7,543	5.41%	658,851	8,069	4.86%
Loans held for sale	4,353	121	11.03%	-	-	-
Deposits in depository institutions	35,524	452	5.05%	4,460	31	2.76%
Federal funds sold	7,631	92	4.78%	-	-	-
Total interest-earning assets	2,263,335	39,983	7.01%	2,275,655	36,183	6.31%
Cash and due from banks	49,801			53,965
Bank premises and equipment	43,205			41,451
Other assets	173,762			167,399
Less: Allowance for loan losses	(15,425)			(17,818)
Total assets	$2,514,678			$2,520,652

Liabilities:
Interest-bearing demand deposits	423,762	1,329	1.24%	450,767	1,098	0.97%
Savings deposits	317,038	1,118	1.40%	308,361	563	0.72%
Time deposits	897,761	9,336	4.13%	792,336	6,102	3.06%
Short-term borrowings	136,927	1,342	3.89%	167,357	956	2.27%
Long-term debt	82,082	1,108	5.36%	131,649	1,571	4.73%
Total interest-bearing liabilities	1,857,570	14,233	3.04%	1,850,470	10,290	2.21%
Noninterest-bearing demand deposits	332,494			352,342
Other liabilities	31,077			28,790
Stockholders' equity	293,537			289,050
Total liabilities and
stockholders' equity	$2,514,678			$2,520,652
Net interest income		$25,750			$25,893
Net yield on earning assets			4.51%			4.51%

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Nine Months Ended September 30,
		2006			2005
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio:
Residential real estate	$597,223	$25,630	5.74%	$528,420	$22,205	5.62%
Home equity	309,007	17,945	7.76%	306,047	13,770	6.02%
Commercial, financial, and agriculture	656,688	36,581	7.45%	543,809	25,359	6.23%
Installment loans to individuals	49,381	4,211	11.40%	54,695	4,630	11.32%
Previously securitized loans	24,090	7,422	41.19%	46,232	8,832	25.54%
Total loans	1,636,389	91,789	7.50%	1,479,203	74,796	6.76%
Securities:
Taxable	554,884	21,618	5.21%	637,413	22,616	4.74%
Tax-exempt	42,823	2,091	6.53%	42,450	2,138	6.73%
Total securities	597,707	23,709	5.30%	679,863	24,754	4.87%
Loans held for sale	3,337	322	12.90%	-	-	-
Deposits in depository institutions	28,208	1,018	4.83%	4,415	73	2.21%
Federal funds sold	2,571	92	4.78%	141	4	3.79%
Total interest-earning assets	2,268,212	116,930	6.89%	2,163,622	99,627	6.16%
Cash and due from banks	51,077			47,124
Bank premises and equipment	42,787			37,989
Other assets	170,710			138,319
Less: Allowance for loan losses	(16,135)			(17,597)
Total assets	$2,516,651			$2,369,457

Liabilities:
Interest-bearing demand deposits	435,505	3,917	1.20%	431,035	2,659	0.82%
Savings deposits	314,057	2,776	1.18%	292,396	1,386	0.63%
Time deposits	864,972	24,810	3.83%	721,582	16,191	3.00%
Short-term borrowings	149,858	3,795	3.39%	156,617	2,320	1.98%
Long-term debt	89,834	3,607	5.37%	145,006	4,818	4.44%
Total interest-bearing liabilities	1,854,226	38,905	2.81%	1,746,636	27,374	2.10%
Noninterest-bearing demand deposits	338,994			339,884
Other liabilities	29,393			28,612
Stockholders' equity	294,038			254,325
Total liabilities and
stockholders' equity	$2,516,651			$2,369,457
Net interest income		$78,025			$72,253
Net yield on earning assets			4.60%			4.46%

CITY HOLDING COMPANY AND SUBSIDIARIES
Analysis of Risk-Based Capital
(Unaudited) ($ in 000s)

	Sept 30	June 30	March 31	Dec 31	Sept 30
	2006 (a)	2006	2006	2005	2005
Tier I Capital:
Stockholders' equity	$298,327	$284,120	$288,376	$292,141	$290,432
Goodwill and other intangibles	(59,038)	(59,219)	(59,378)	(59,559)	(59,742)
Accumulated other comprehensive income	4,109	9,762	6,265	8,012	4,106
Qualifying trust preferred stock	22,000	25,500	25,500	28,000	28,000
Excess deferred tax assets	-	(4,079)	(2,254)	(1,071)	-
Total tier I capital	$265,398	$256,084	$258,509	$267,523	$262,796

Total Risk-Based Capital:
Tier I capital	$265,398	$256,084	$261,809	$267,523	$262,796
Qualifying allowance for loan losses	15,557	15,268	16,818	16,790	17,768
Total risk-based capital	$280,955	$271,352	$278,627	$284,313	$280,564

Net risk-weighted assets	$1,770,458	$1,757,720	$1,743,243	$1,735,538	$1,758,566

Ratios:
Average stockholders' equity to average assets	11.67%	11.51%	11.87%	11.87%	11.47%
Tangible capital ratio	9.69%	9.13%	9.24%	9.52%	9.32%
Risk-based capital ratios:
Tier I capital	14.99%	14.58%	14.83%	15.41%	14.94%
Total risk-based capital	15.87%	15.45%	15.80%	16.38%	15.95%
Leverage capital	10.81%	10.34%	10.62%	10.97%	10.68%

(a) September 30, 2006 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Intangibles
(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	Sept 30	June 30	March 31	Dec 31	Sept 30
	2006	2006	2006	2005	2005

Intangibles, net	$59,038	$59,219	$59,378	$59,559	$59,742
Intangibles amortization expense	181	181	181	183	183

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Loan Loss Experience
(Unaudited) ($ in 000s)

	Quarter Ended
	Sept 30	June 30	Mar 31	Dec 31	Sept 30
	2006	2006	2006	2005	2005

Balance at beginning of period	$15,268	$16,818	$16,790	$17,768	$18,298

Reduction of allowance for loans held for sale	-	(1,368)	-	-	-

Charge-offs:
Commercial, financial, and agricultural	207	43	185	527	54
Real estate-mortgage	177	232	296	302	208
Installment loans to individuals	165	239	368	664	476
Overdraft deposit accounts	1,018	955	958	996	1,012
Total charge-offs	1,567	1,469	1,807	2,489	1,750

Recoveries:
Commercial, financial, and agricultural	44	33	32	30	135
Real estate-mortgage	64	56	105	188	53
Installment loans to individuals	131	151	198	163	136
Overdraft deposit accounts	392	372	500	330	296
Total recoveries	631	612	835	711	620

Net charge-offs	936	857	972	1,778	1,130
Provision for loan losses	1,225	675	1,000	800	600
Balance at end of period	$15,557	$15,268	$16,818	$16,790	$17,768

Loans outstanding	$1,697,201	$1,647,539	$1,623,126	$1,612,827	$1,622,710
Average loans outstanding	1,662,929	1,630,454	1,615,242	1,618,711	1,612,344
Allowance as a percent of loans outstanding	0.92%	0.93%	1.04%	1.04%	1.09%
Allowance as a percent of non-performing loans	408.43%	408.02%	503.53%	401.96%	487.46%
Net charge-offs (annualized) as a
percent of average loans outstanding	0.23%	0.21%	0.24%	0.44%	0.28%
Net charge-offs, excluding overdraft deposit
accounts, (annualized) as a percent of average loans outstanding	0.07%	0.07%	0.13%	0.27%	0.10%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Performing Assets
(Unaudited) ($ in 000s)

	Sept 30	June 30	March 31	Dec 31	Sept 30
	2006	2006	2006	2005	2005

Nonaccrual loans	$3,359	$3,046	$2,743	$2,785	$2,468
Accruing loans past due 90 days or more	328	573	512	1,124	1,003
Previously securitized loans past due 90 days or more	122	123	85	268	174
Total non-performing loans	3,809	3,742	3,340	4,177	3,645
Other real estate owned, excluding property associated
with previously securitized loans	499	294	403	135	117
Other real estate owned associated with previously
securitized loans	20	92	306	-	-
	519	386	709	135	117
Total non-performing assets	$4,328	$4,128	$4,049	$4,312	$3,762

Non-performing assets as a percent of loans and
other real estate owned	0.25%	0.25%	0.25%	0.27%	0.23%